                                                                  EXHIBIT (H)(i)


                             NAIC GROWTH FUND, INC.

                                5,000,000 SHARES
                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                            __________________, 2002

Broker Dealer Financial Services Corp.
8800 NW 62nd Avenue
P.O. Box 6240
Johnston, Iowa  50131

Gentlemen:

         NAIC Growth Fund, Inc., a Maryland corporation (the "Fund") and Growth Fund Advisor, Inc., a Michigan corporation (the "Investment Adviser"), each confirms its agreement (the "Agreement") with Broker Dealer Financial Services Corp., an Iowa corporation (the "Underwriter"), as follows:

         1. Description of Securities. The Fund, proposes to issue and sell through the Underwriter up to 5,000,000 shares (the "Maximum Amount") of common stock, par value $0.001 per share (the "Common Shares"), on the terms set forth in Section 3 hereof.

         2. Representations and Warranties of the Fund, the Investment Adviser and the Underwriter.

         (a) The Fund and the Investment Adviser (collectively, the "Representing Parties") jointly and severally represent and warrant to, and agree with, the Underwriter as of the date hereof and as of each Closing Date (as hereinafter defined) (each such date being hereinafter referred to as the "Representation Date") that:

                           (i) The Fund has filed with the Securities and
                  Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-_______) and a related preliminary prospectus for the registration of the Common Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required prior to each Representation Date. The Fund will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Fund previously filed a notification on Form N-8A of registration of the Fund as an investment company under the 1940 Act and the rules and regulations of the Commission under the 1940 Act (together with the rules and regulations under the 1933 Act, the "Rules and Regulations"). The registration statement, and the prospectus (including the statement of additional information) constituting a part

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                  thereof, each as from time to time amended or supplemented pursuant to the 1933 Act or 1940 Act, are herein referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriter by the Fund for use in connection with the offer of the Common Shares (the "Offer") that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to each such revised prospectus, including the statement of additional information, from and after the time it is first provided to the Underwriter for such use.

                           (ii) At the time the Registration Statement becomes
                  effective and at each Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement becomes effective through the termination of this Underwriting Agreement (the "Termination Date"), the Prospectus (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriter by the Fund for use in connection with the Offer which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case from the time such prospectus is first provided to the Underwriter for such use) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Fund by the Underwriter in writing for use in the Registration Statement or Prospectus.

                           (iii) The accountants who certified the financial
                  statements included in the Registration Statement were at the time of such certification independent public accountants as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

                           (iv) The financial statements included in the
                  Registration Statement present fairly the financial position of the Fund as of the dates indicated and the results of its operations for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied; and the other financial and statistical information and data included in the Registration Statement and Prospectus is accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Fund.

                           (v) Since the respective dates as of which
                  information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein,

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                  (A) there has been no material adverse change in the
                  condition, financial or otherwise, of the Fund, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Fund that are material to the Fund other than those in the ordinary course of business and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares of capital stock, other than dividends or distribution made in the ordinary course of business or made for the purpose of maintaining the Fund's qualification as a regulated investment company under Subchapter M ("Subchapter M") of the Internal Revenue Code of 1986, as amended (the "Code").

                           (vi) The Fund has been duly organized and is validly
                  existing as a corporation in good standing under the laws of the State of Maryland with power and authority to own its own properties and conduct its business as described in the Registration Statement; the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Fund; and the Fund has no subsidiaries.

                           (vii) The Fund is registered with the Commission
                  under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Representing Parties, threatened by the Commission. No person is serving or acting as an officer of the Fund who is ineligible to serve in such office under the 1940 Act, and no person is acting or serving as a director of the Fund except in accordance with the provisions of the 1940 Act.

                           (viii) The Fund owns or possesses or has obtained all
                  material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, its properties and to carry on its businesses as contemplated in the Prospectus, and the Fund has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, covenants, orders, approvals or authorizations.

                           (ix) The authorized, issued and outstanding Common
                  Shares as of the date hereof is as set forth in the Prospectus under the caption "Description of Shares", except for any Common Shares that may have been issued under the Fund's Dividend Reinvestment and Cash Purchase Plan (the "Cash Purchase Plan") or pursuant to this Agreement; the outstanding Common Shares have been duly authorized by all requisite corporate action on the part of the Fund and are validly issued and fully paid and non-assessable by the Fund; the Common Shares to be sold pursuant to this Agreement have been duly authorized by all requisite corporate action on the part of the Fund for issuance pursuant to the terms of this Agreement and, when issued and delivered by the Fund pursuant to the terms of this Agreement against payment of consideration therefor, will be validly issued

                                       3

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                  and fully paid and non-assessable by the Fund; the Common
                  Shares conform in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Shares"; and the issuance of each of the Common Shares is not subject to preemptive rights.

                           (x) (A) The Fund is not in violation of its Articles
                  of Incorporation, as amended from time to time (the "Articles"), or its by-laws as amended from time to time (the "By-Laws") or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; (B) (i) the execution and delivery of each of this Agreement, the Investment Advisory Agreement dated October 2, 1989, as amended (the "Investment Advisory Agreement"), between the Fund and the Investment Adviser, as successor to the National Association of Investors Corporation, a Michigan nonprofit corporation ("NAIC"), the Custodial Agreement dated May 15, 19__ between the Fund and Standard Federal Bank N.A., as successor to Michigan National Bank (the "Custodian Agreement"), the Certificate of Appointment of American Stock Transfer & Trust Company dated November 14, 2001 between the Fund and American Stock Transfer & Trust Company (the "Transfer Agency Agreement"), and the Escrow Agreement dated ____________, 2002 among the Fund, the Underwriter and Standard Federal Bank N.A. (the "Escrow Agreement") (the Investment Advisory Agreement, Custodian Agreement, Transfer Agency Agreement, and Escrow Agreement are collectively referred to herein as the "Fund Agreements") and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Fund and will not conflict with or constitute a breach of, or, with or without giving notice or the lapse of time or both, a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Articles or By-Laws or any law, administrative regulation or administrative or court decree applicable to the Fund, and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Fund of the transactions contemplated by this Agreement except such as has been obtained under the 1940 Act and the 1933 Act or as may be required under the state securities or Blue Sky laws or foreign securities laws in connection with the sale of Common Shares pursuant to this Agreement, (ii) each of this Agreement and the Fund Agreements complies with all applicable provisions of the 1940 Act, and (iii) each of this Agreement and the Fund Agreements is in full force and effect and constitutes a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, or other similar laws relating to or affecting creditors' rights generally and to general principles of equity.



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                           (xi) There is no action, suit or proceeding before or
                  by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Representing Parties, threatened against or affecting, the Fund, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund, or might materially and adversely affect the properties or assets of the Fund.

                           (xii) There are no contracts or documents which are
                  required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                           (xiii) The Fund owns or possesses adequate rights
                  necessary to conduct its business as described in the Registration Statement, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of a decision, ruling or finding of infringement by the Fund, would materially adversely affect the conduct of the business, operations, financial condition or income of the Fund.

                           (xiv) Since the date of its incorporation, the Fund
                  has qualified as a regulated investment company under Subchapter M of the Code and will continue so to qualify. In addition, the Fund will invest the proceeds of the Offer in such a manner as to comply with the requirements of Subchapter M of the Code.

                           (xv) The outstanding stock of the Fund is listed on
                  the Chicago Stock Exchange ("CHX"). The Common Shares have been approved for listing, subject to official notice of issuance, on the CHX.

                           (xvi) The Fund has not, directly or indirectly, (i)
                  taken any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Common Shares or (ii) except for sales pursuant to the Cash Purchase Plan, since the filing of the Registration Statement, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the sale of Common Shares under this Agreement).

                           (xvii)   [Intentionally omitted.]

                           (xviii) The Fund has not distributed and, prior to
                  the completion of the distribution of the Common Shares, will not distribute any offering material in connection with the offering and sale of the Common Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the 1933 Act, the 1940 Act, the Rules and Regulations or the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD").


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                           (xix) All advertising and other sales literature
                  (including "prospectus wrappers") approved in writing by the Fund or the Investment Adviser or prepared by the Fund or the Investment Adviser for use in connection with the offering and sale of the Common Shares (collectively, "Sales Material") comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and written interpretations of the NASD and no such Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (xx) Each of the Fund Agreements and the Fund's
                  obligations under this Agreement comply, or will comply, in all material respects with all applicable provisions of the 1933 Act, the 1940 Act, the Rules and Regulations, the Investment Advisers Act of 1940, as amended (the "Advisers Act") and the rules and regulations of the Commission under the Advisers Act (the "Advisers Act Rules and Regulations").

                           (xxi) Except as disclosed in the Registration
                  Statement and the Prospectus, no officer or director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or the Investment Adviser or an "affiliated person" (as defined in the 1940 Act) of the Investment Adviser or the Underwriter.

                           (xxii) There are, and there will be, no material
                  restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Prospectus other than as described therein.

                           (xxiii) The Fund and, to the Fund's Knowledge, its
                  Custodian, Dividend Disbursement Agent and Transfer Agent maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with general or specific authorization by the Investment Adviser or the Board of Directors of the Fund and with the applicable requirements of the 1940 Act and the Rules and Regulations thereunder and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the Rules and Regulations thereunder; (C) access to assets is permitted only in accordance with general or specific authorization by the Investment Adviser or the Board of Directors of the Fund; and
                  (iv) the recorded accounts for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxiv) The Fund, subject to the Registration
                  Statement having been declared effective and the filing of the Prospectus under Rule 497 under the 1933 Act, if necessary, has taken or will take all required action under the 1933 Act, the

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                  1940 Act and the Rules and Regulations to make the offering and consummate the sale of the Common Shares as contemplated by this Agreement.

                           (xxv) The Fund will timely file the requisite copies
                  of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) under the 1933 Act, whichever is applicable, or, if applicable, will timely file the certification permitted by Rule 497(j) under the 1933 Act and will advise the Underwriter of the time and manner of such filing.

                           (xxvi) The Fund will use its best efforts to perform
                  all of the agreements required of it and discharge all conditions to closing as set forth in this Agreement.

         (b) The Representing Parties jointly and severally represent and warrant to, and agree with, the Underwriter as of the date hereof and as of each Representation Date as follows:

                           (i) The Investment Adviser has been duly organized as
                  a corporation under the laws of the State of Michigan with corporate power and authority to conduct its business as described in the Prospectus; the Investment Adviser is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Investment Adviser.

                           (ii) The Investment Adviser is duly registered as an
                  investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting as Investment Adviser to the Fund under the terms of the Investment Advisory Agreement as contemplated by the Prospectus.

                           (iii) The description of the Investment Adviser in
                  the Prospectus is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and there are no pending legal proceedings that would be required to be described under Item 12 of Form N-2.

                           (iv) Each of this Agreement and the Investment
                  Advisory Agreement has been duly authorized, executed and delivered by the Investment Adviser; each of this Agreement and the Investment Advisory Agreement is in full force and effect and constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and to general principles of equity; and neither the execution and delivery of this Agreement nor the performance by the Investment Adviser of its obligation hereunder or under the Investment Advisory Agreement will conflict with, or result in a breach of, any of the terms and

                                       7

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                  provisions of, or constitute, with or without giving notice or lapse of time or both, a material default under any agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations.

                           (v) The Investment Adviser has available to it the
                  financial, personnel and other resources necessary for the performance of its services and obligations as contemplated in the Prospectus.

                           (vi) The Investment Adviser has not, directly or
                  indirectly, (i) taken any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Common Shares or (ii) except for sales pursuant to the Cash Purchase Plan, since the filing of the Registration Statement, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of the Common Shares or
                  (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

                           (vii) There is no action, suit or proceeding before
                  or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Representing Parties, threatened or contemplated against or affecting the Investment Adviser, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Investment Adviser or materially and adversely affect the properties or assets of the Investment Adviser; and there are no material contracts or documents of the Investment Adviser that are required to be disclosed in the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations that have not been so disclosed therein.

                           (viii) Except for the need to have the Commission
                  declare the Registration Statement effective, no consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body, whether foreign or domestic, is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement.

                           (ix) Except as disclosed in the Registration
                  Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, the Investment Adviser has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Investment Adviser or the Fund and that is required to be disclosed in the Registration Statement or the Prospectus, and there has not been any material adverse change, or any development, either individually or in the aggregate, involving or which may reasonably be expected to have a material adverse effect upon the operations or financial condition of the Investment Adviser.

                           (x) (A) The Investment Adviser owns or possesses all
                  material governmental licenses, permits, consents, orders, approvals or other authorizations (collectively, "Adviser Permits"), whether foreign or domestic, to enable the Investment Adviser to perform its obligations under the Investment Advisory Agreement; (B) the Investment Adviser has fulfilled and performed all its material obligations with respect to such Adviser Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the Investment Adviser under any such permit, subject in each case to such qualification as may be set forth in the Registration Statement and Prospectus; and (C) none of such Adviser Permits contains any restriction that is materially burdensome to the Investment Adviser, except where the failure of (A), (B) or
                  (C) to be accurate would not, individually or in the aggregate, have a material adverse effect upon the operations or financial condition of the Investment Adviser or the Investment Adviser's performance of the Investment Advisory Agreement.

                           (xi) The information regarding the Investment Adviser
                  in the Registration Statement and the Prospectus complies and will comply in all material respects with the requirements of Form N-2.

         (c) The Underwriter represents and warrants to, and agrees with, the Fund and the Investment Adviser, as of the date hereof and as of each Representation Date as follows:

                           (i) The Underwriter is registered as a broker-dealer
                  with the Commission and with the Iowa Division of Insurance, Securities Bureau, and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it will offer or sell the Common Shares, and is a member of the National Association of Securities Dealers, Inc., and will use its best efforts to maintain such registrations and qualifications and memberships through the term of the Offer.

                           (ii) No action or proceeding is pending or, to the
                  knowledge of the Underwriter, threatened, either in any court of competent jurisdiction, before the Commission or any state securities administrator, concerning the Underwriter's activities as a broker or dealer that would affect the Offer of the Common Shares.

                           (iii) The Underwriter will offer the Common Shares
                  only in those states and in the quantities that are identified in the Blue Sky Memoranda from the Fund's counsel to the Underwriter that the offering of the Common Shares has been qualified for sale under the applicable state statutes and regulations. The Underwriter, however, may offer the Common Shares in other states if (i) the transaction is exempt from the registration requirements in that state, (ii) the Fund's counsel has received notice ten days prior to the proposed sale, and (iii) the Fund's counsel does not object within said ten day period.


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                           (iv) The Underwriter is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Iowa with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

                           (v) This Agreement has been duly authorized, executed
                  and delivered by the Underwriter and is a valid agreement on the part of the Underwriter.

                           (vi) Neither the execution of this Agreement nor the
                  consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of the Underwriter or any indenture, agreement or other instrument to which the Underwriter is a party or violate any order directed to the Underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.

         (d) Any certificate signed by any officer of the Fund or the Investment Adviser and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Fund or the Investment Adviser, as the case may be, to the Underwriter, as to the matters covered thereby.

         3. Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Fund agrees to issue and sell through the Underwriter, as exclusive underwriter for the sale of Common Shares pursuant to this Agreement or any arrangement similar to that contemplated by this Agreement, and the Underwriter agrees to sell, as underwriter for the Fund, on a "best efforts" basis, up to the Maximum Amount of Common Shares during the term of this Agreement in accordance with the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the Conduct Rules of the NASD and the terms set forth herein; provided, however, that the Underwriter shall not be deemed to be in violation of this sentence if such violation is caused by the failure of the Fund or the Investment Adviser to comply with its agreements and representations contained herein. In connection with the performance of its obligations under this Agreement, the Underwriter may, with the approval of the Fund, use the services of selected broker-dealers ("Selected Dealers") who are members of the NASD. The arrangements, if any, between the Underwriter and any Selected Dealer shall be set forth in a Selected Dealer Agreement in a form attached hereto as Exhibit A, unless the Fund shall consent to other arrangements.

         (b) The Fund shall calculate the Current Net Asset Value (as such term is used in Section 23(b) of the 1940 Act) per Common Share at the close of business on Thursday each week or if any Thursday is not a business day the business day immediately preceding such Thursday (the "Determination Date") and shall notify the Underwriter of the result of such calculation by 2:00 p.m., New York City time, on the first business day following the Determination Date each week. "Sales Price" in this Agreement means the price equal to the Current Net Asset Value per Common Share as of 5:30 p.m., New York City time, on the Determination Date of each week, which sales price shall be effective until 5:30 p.m., New York City time, on the following Determination Date.

         (c) The Underwriter, and any Selected Dealer selected by the Underwriter, may offer Common Shares only pursuant to a properly completed and executed Subscription Agreement in the form attached hereto as Exhibit B and in accordance with the terms of the Prospectus. Each person desiring to purchase Common Shares shall be required to (i) complete, manually execute and mail or deliver a Subscription Agreement to the Fund in care of the Investment Adviser and (ii) mail or deliver to the Fund in care of the Investment Adviser a check payable to Standard Federal Bank N.A., as escrow agent (the "Escrow Agent") (each, a "Subscription Payment") in an amount of at least the Minimum Subscription in accordance with the terms of the Prospectus. No later than by noon of the first business day following receipt of a completed Subscription Agreement and a Subscription Payment, the Investment Adviser shall (x) forward an electronic image or copy of such Subscription Agreement to the Underwriter and (y) deposit any Subscription Payment it receives with the Escrow Agent. The Investment Adviser will retain all completed and executed subscription documents. No subscription shall be effective unless and until it is (i) accepted on behalf of the Fund by the Investment Adviser and (ii) approved by the Underwriter. The Fund and the Underwriter reserve the right, in their sole discretion, to refrain from accepting or approving any subscription submitted. No person subscribing shall have the right to receive a refund of its Subscription Payment at any time after a Subscription Agreement is received; provided that, if for any reason a subscription is not accepted by either the Fund or the Underwriter, then the Fund will promptly instruct the Escrow Agent to refund such Subscription Payment without interest.

         (d) The Fund will issue and sell Common Shares, at the Sales Price, to each person for whom (i) the Fund has received an executed Subscription Agreement, (ii) the Subscription Agreement has been accepted on behalf of the Fund by the Investment Adviser and approved by the Underwriter, and (iii) the Subscription Payment is held in immediately available funds by the Escrow Agent; provided, however, that the aggregate number of shares issued and sold under this Agreement will not exceed the Maximum Amount. The Fund and Investment Adviser will cooperate with the Underwriter and if applicable, the Selected Dealers to remedy any incomplete or defective Subscription Agreements.

         (e) Sales will be made in the manner and at the times specified in the Registration Statement and according to procedures agreed upon from time to time by the Investment Adviser and the Underwriter. Settlement for sales of Common Shares will occur on the first business day following the date on which such sales are made (each a "Closing Date"). The amount of proceeds for such sales to be delivered by the Escrow Agent to the Fund against the receipt of the Common Shares sold shall be equal to the aggregate sales prices at which such Common Shares were sold.

         (f) Common Shares sold in the Offer will be held by American Stock Transfer & Trust Company or its successor as the Fund's transfer agent (the "Transfer Agent") in noncertificated form in the purchaser's name, unless the purchaser elects otherwise in the Subscription Agreement. If a purchaser elects to receive a certificate for its Common Shares in the Subscription Agreement, the Fund will not issue fractional shares to the purchaser and will refund the portion of the Purchase Price representing the fractional share, without interest, at the time of delivering the share certificate. Fractional shares will be issued for shares held by the Transfer Agent in noncertificated form. Such fractional shares will be aggregated with any other fractional shares held by the Transfer Agent for the purchaser from time to time and will be paid for by check, at the then-prevailing market price, if the purchaser requests a certificate for its shares after the acceptance of the purchaser's subscription in the Offer.

         (g) On each Closing Date, the Fund and the Investment Adviser and the Underwriter shall each be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. At the request of the Fund, the Investment Adviser or the Underwriter, but not more frequently than once each month, the Fund, the Investment Adviser and the Underwriter shall each affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The obligation of the Underwriter to use its reasonable efforts to sell the Common Shares shall be subject to the continuing accuracy of the representations and warranties of the Representing Parties herein, to the performance by the Fund and Investment Adviser of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

         (h) In connection with the sale of Common Shares under this Agreement, the Underwriter is not authorized by the Fund to give any information or to make any representations in connection with this Agreement other than those contained in the Registration Statement and the Prospectus, and the Underwriter agrees not to give any unauthorized information or to make any unauthorized representations and to cause Selected Dealers to so agree (and use reasonable efforts to enforce such agreement). Except as specifically provided in this Agreement, the Underwriter is not authorized to act as an agent for the Fund, and it agrees not to act or to purport to act as an agent for the Fund.

         (i) The Fund shall pay a sales commission to the Underwriter for sales of Common Shares at a rate of 3.5% of the gross Sales Price per share of the all Common Shares sold under this Agreement. In the event that the Underwriter enters into a Selected Dealer Agreement with an unaffiliated Selected Dealer, such commission rate shall be permanently increased to a fixed commission rate 5.0% of the gross Sales Price per share of all Common Shares sold thereafter. The compensation payable to the Underwriter for Common Shares sold shall be paid no later than the close of business on the first business day following each Closing Date.

         (j) The Fund has paid the Underwriter a non-accountable expense allowance of $15,000, and the Underwriter acknowledges receipt of that amount. Except for such non-accountable allowance and as provided in Section 4(f), neither the Fund nor the Investment Adviser shall be responsible for payment or reimbursement of the fees or expenses of Underwriter's counsel.

         (k) The Underwriter and each Selected Dealer shall be an independent contractor and neither the Underwriter, any Selected Dealer nor any of their directors, officers or employees as such, is or shall be, solely reason of this Agreement, an employee of the Fund.

         (l) The Underwriter shall have the right, at reasonable times and on reasonable notice, to inspect the records of the Fund, the Investment Adviser and the Escrow Agent relating to the Offer and to discuss such records with appropriate representatives of the Fund, Investment Adviser and Escrow Agent.

         4. Covenants of the Fund. The Fund covenants and agrees with the Underwriter that:

         (a) The Fund will use its reasonable efforts (i) to cause the Registration Statement to become effective under the 1933 Act, (ii) if required, to cause the issuance of any orders exempting the Fund from any provisions of the 1940 Act, in which case it will advise the Underwriter promptly as to the time at which any such orders are issued, and (iii) to maintain during the term of this Agreement the effectiveness of the Registration Statement under the 1933 Act and of the Fund under the 1940 Act.

         (b) The Fund will orally notify the Underwriter promptly, and confirm the notice in writing, of the (i) effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) receipt of any comments from the Commission, (iii) request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or additional information, (iv) issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (v) issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the 1940 Act or the initiation of any proceeding for that purpose and (vi) suspension of the qualification of the Common Shares for offering or sale in any jurisdiction. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) or subsection (vi) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) The Fund will give the Underwriter notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Fund proposes for use by the Underwriter, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective), whether pursuant to the 1940 Act, the 1933 Act, or otherwise, and will furnish the Underwriter and counsel for the Underwriter with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriter or counsel for the Underwriter reasonably shall object.

         (d) During the period in which a prospectus relating to the Common Shares is required to be delivered under the 1933 Act, the Fund will prepare and file with the Commission, promptly upon the Underwriter's request, any amendments or supplements to the Registration Statement or Prospectus that are required in connection with the distribution of the Common Shares by the Underwriter; and it will furnish to the Underwriter and counsel for the Underwriter at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Fund will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 497 of the Rules and Regulations within the time period prescribed.

         (e) Within the time during which a prospectus relating to the Common Shares is required to be delivered under the 1933 Act, the Fund will comply as far as it is able with all requirements imposed upon it by the 1933 Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Common Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the 1933 Act, the Fund will promptly notify the Underwriter to suspend the offering of Common Shares during such period and the Fund will amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

         (f) The Fund will use its reasonable efforts to qualify the Common Shares for sale under the securities laws of such jurisdictions as the Underwriter and the Fund mutually agree to continue such qualifications in effect so long as required for the distribution of the Common Shares. The Fund will pay all fees and expenses (including attorney fees) in connection with such qualification.

         (g) The Fund will furnish to the Underwriter and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Common Shares is required to be delivered under the 1933 Act, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

         (h) The Fund will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement in form complying with the provisions of Rule 158 of the Rules and Regulations covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (i) The Fund, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Common Shares, (iii) the reasonable fees and disbursements of the Fund's counsel and accountants, (iv) the qualification of the Common Shares under securities laws in accordance with the provisions of
Section 4(f) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Underwriter in connection therewith, (v) the printing and delivery to the Underwriter and any Selected Dealer of copies of the preliminary prospectus, of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing of the Common Shares on the CHX, (vii) the filing fees of the Commission and the National Association of Securities Dealers, Inc., and (viii) the fees and expenses of third party marketing assistance firms if the Fund and the Underwriter agree to use such firms.

         (j) The Fund will apply the net proceeds from the sale of the Common Shares as set forth in the Prospectus.

         (k) The Fund will not, directly or indirectly, offer or sell any Common Shares (other than the Common Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Shares during the period from the date of this Agreement through the final Closing Date for the sale of Shares hereunder without (a) giving the Underwriter at least ten business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending sales pursuant to this Agreement for such period of time as may reasonably be determined by agreement of the Fund and the Underwriter; provided, however, that no such notice and suspension shall be required in connection with the Fund's issuance or sale of Common Shares in connection with the Fund's issuance or sale of Common Shares under the terms of the Cash Purchase Plan (as in effect on the date hereof).

         (l) The Fund will, at any time during the term of this Agreement, as supplemented from time to time, advise the Underwriter immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Underwriter pursuant to Section 5 herein.

         (m) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 497(h) under the 1933 Act that contains solely information on number of shares sold, sale prices and dates of sale), the Fund shall furnish or cause to be furnished to the Underwriter forthwith a certificate dated the date of filing with the Commission of such amendment or supplement, or the date of effectiveness of amendment, as the case may be, in form satisfactory to the Underwriter to the effect that the statements contained in the certificates referred to in Section 5(f) hereof which were last furnished to the Underwriter are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (n) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 497(h) under the 1933 Act that contains solely information on number of shares sold, sale prices and dates of sale), the Fund shall furnish or cause to be furnished forthwith to the Underwriter and to counsel to the Underwriter a written opinion of Bodman, Longley & Dahling LLP, counsel to the Fund ("Fund Counsel"), or other counsel satisfactory to the Underwriter, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Underwriter, of the same tenor as the opinion and additional statement referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

         (o) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Fund shall cause Plante & Moran, LLP or other independent accountants satisfactory to the Underwriter, forthwith to furnish the Underwriter, with a copy to counsel to the Underwriter, a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Underwriter, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the Underwriter acknowledges that no such letter shall be required for a supplement filed pursuant to Rule 497(h) under the 1933 Act that contains solely information on number of shares sold, sale prices and dates of sale.

         (p) The Fund will maintain its qualification as a regulated investment company entitled to the benefits of Subchapter M of the Code.

         (q) The Fund and the Investment Adviser will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Common Shares or (ii) except for sales pursuant to the Cash Purchase Plan, sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Common Shares or pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the sale of Common Shares under this Agreement).

         5. Conditions of Underwriter's Obligations. The obligations of the Underwriter to use its reasonable efforts to sell the Common Shares as provided herein shall be subject to the accuracy, as of the date and hereof, and as of each Closing Date, of the representations and warranties of the Fund and the Investment Adviser contained herein, to the performance by each of them of their respective obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Fund, the Investment Adviser or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Underwriter's satisfaction.

         (b) The Underwriter shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains a statement of fact that in the Underwriter's opinion is untrue and is material, or omits to state a fact that in the Underwriter's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the capitalization of the Fund (other than sales of shares pursuant to this Agreement or the Cash Purchase Plan), or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Fund.

         (d) The Underwriter shall have received by the first day on which sales are permitted to be made by the Underwriter hereunder (the "Commencement Date") and at every other date specified in Section 4(n) hereof, opinions of Fund Counsel, which opinion may rely, in part as to matters of Maryland law, upon an opinion from other counsel to the Fund, satisfactory to the Underwriter (and upon which the Underwriter shall be entitled to rely to the same extent as Fund Counsel), dated as of the Commencement Date or as of such other date, as applicable, to the effect that:

                           (i) The Fund has been duly established and is validly
                  existing as a corporation in good standing under the laws of the State of Maryland, the Investment Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                           (ii) Each of the Fund and the Investment Adviser has
                  the corporate power and authority to own, lease and operate its respective properties, to execute, deliver and perform this Agreement and the Fund Agreements to which it is a party, and to conduct its respective business as described in the Registration Statement and the Prospectus.

                           (iii) Each of the Fund and the Investment Adviser is
                  duly qualified as a corporation to transact business and is in good standing in the jurisdiction of its principal place of business and is duly qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Fund, the Investment Adviser.

                           (iv) The Fund has an authorized, issued and
                  outstanding capitalization as set forth in the Prospectus as of the dates specified therein. All of the outstanding Common Shares have been duly authorized by requisite corporate action on the part of the Fund and validly issued, are fully paid and non-assessable by the Fund and conform to the description thereof in the Prospectus.

                           (v) The Common Shares have been duly and validly
                  authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable and conform to the description thereof in the Prospectus; the issuance of the Common Shares is not subject to any preemptive or other rights to subscribe for any of the Common Shares under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Fund is a party or by which the Fund or any of its properties are bound, or under the Articles of Incorporation or By-Laws of the Fund, or under the Maryland General Corporation Law; all action required to be taken for the authorization, issue and sale of the Common Shares have been validly and sufficiently taken; the form of certificate, if any, used to evidence the Common Shares is in proper form and complies with all applicable statutory requirements; and the Common Shares are the subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement.

                           (vi) This Agreement has been duly authorized,
                  executed and delivered by the Fund and the Investment Adviser, complies with all applicable provisions of the 1933 Act, the 1940 Act, the Advisers Act and the rules and regulations under such acts and constitutes a valid and binding agreement of the Fund, the Investment Adviser and NAIC, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (vii) Each of the Fund Agreements have been duly
                  authorized, executed and delivered by the Fund and the Investment Adviser, as the case may be, comply as to form in all material respects with all applicable provisions of the 1933 Act, the 1940 Act, the Advisers Act and the rules and regulations under such acts and constitute the valid and binding obligation of each of the Fund and the Investment Adviser, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (viii) The Registration Statement has become
                  effective under the 1933 Act; to the knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                           (ix) The Registration Statement, when it became
                  effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Closing Date on or prior to the date of the opinion), complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

                           (x) The description in the Registration Statement and
                  Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required.

                           (xi) To the best of such counsel's knowledge and
                  information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund or the Investment Adviser that are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those respectively described or referred to therein or filed as exhibits thereto, the descriptions thereof and references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, referred to or filed.

                           (xii) No consent, approval, authorization or order of
                  any court or governmental authority or agency is required in connection with the sale of the Common Shares pursuant to this Agreement, except such as has been obtained under the 1933 Act, the 1940 Act or the Rules and Regulations or such as may be required under state securities laws; and the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the Fund Agreements by each of the Fund and Investment Adviser, as applicable, will not conflict with, or constitute or result in a breach or violation by the Fund or the Investment Adviser of or a default under, any of the terms or provisions of, (A) any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Fund or the Investment Adviser is a party or by which any of them is bound or to which any of their property or assets are subject,
                  (B) the provisions of the Articles of Incorporation or By-Laws of the Fund, or the articles of incorporation or by-laws of the Investment Adviser or (C) any statute, or any order, rule or regulation of any court or governmental agency or body, applicable to the Fund or the Investment Adviser or any of their businesses or properties.

                           (xiii) The Fund is registered with the Commission
                  under the 1940 Act as a closed-end diversified management investment company, and all required action has been taken by the Fund under the 1933 Act, the 1940 Act and the Rules and Regulations to make and consummate the Offer; the provisions of the Articles of Incorporation and By-Laws of the Fund comply in all material respects with the requirements of the 1940 Act and the rules and regulations thereunder; and, to the best of such counsel's knowledge and information, no order of suspension or revocation of such registration under the 1940 Act, pursuant to Section 8(e) of the 1940 Act, has been issued or proceedings therefor initiated or threatened by the Commission.

                           (xiv) The information in the Prospectus (and
                  statement of additional information) under the captions "The Fund", "Investment Objective and Policies," "The Investment Adviser," "Description of Shares," "The Offering" and "Taxation", to the extent that it constitutes matters of law or legal conclusions thereunder, has been reviewed by such counsel and is accurate and correct in all material respects.

                           (xv) The Investment Adviser is duly registered as an
                  investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment

                  Advisory Agreement for the Fund as contemplated by the Registration Statement and the Prospectus.

                           (xvi) The Fund is a "regulated investment company" as
                  defined in Section 851 of the Code, and the Fund and its shareholders are subject to federal income taxation as provided in Subpart M of the Code.

         In addition, such counsel shall state that nothing has come to such counsel's attention that would lead them to believe that the Registration Statement (other than the financial statements and other financial information included therein, as to which no belief need be stated), at the time it (including any post-effective amendment) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial information included therein, as to which no belief need be stated), and any amendments or supplements thereto, on the date of filing thereof with the Commission and at the Commencement Date and at each Closing Date on or prior to the date of the opinion included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) At the Commencement Date and at such other dates specified in
Section 4(o) hereof, the Underwriter shall have received a "comfort" letter from Plante & Moran, LLP, independent public accountants for the Fund, or other independent accountants satisfactory to the Underwriter, dated the date of delivery thereof, with respect to procedures which have been agreed upon by the Underwriter and the Fund, and otherwise in form and substance satisfactory to the Underwriter.

         (f) The Underwriter shall have received a certificate, or certificates, signed by the President and Treasurer (which may be one person) or his designee of each of the Fund and the Investment Adviser, dated as of the Commencement Date and dated as of the first day of each month (each a "Certificate Date"), to the effect that, to the best of their knowledge based upon reasonable investigation:

                           (i) the representations and warranties of the Fund
                  and the Investment Adviser in this Agreement are true and correct, as if made at and as of such Certificate Date, and the Fund and the Investment Adviser have each complied with all the agreements and satisfied all the conditions on their part respectively, to be performed or satisfied at or prior to the Certificate Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

                           (iii) the Registration Statement and the Prospectus
                  contain all statements that are required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations and conform in all material respects to the requirements of the 1933 Act, 1940 Act and the Rules and Regulations and the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no action suit or proceeding of law or in equity is pending or, threatened against the Fund or the Investment Adviser, that would be required to be set forth in the Registration Statement and the Prospectus other than as set forth therein;

                           (iv) there has not been, since the respective dates
                  as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund or the Investment Adviser in their earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and Prospectus;

                           (v) the Investment Adviser has the financial,
                  personnel and other resources available necessary for the performance of its services and obligations as contemplated in the Prospectus; and

                           (vi) no proceedings are pending or, to the knowledge
                  of the Fund or the Investment Adviser, threatened against the Fund or the Investment Adviser, before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Fund or the Investment Adviser, other than as set forth in the Registration Statement and the Prospectus.

         In addition, on each Certificate Date the certificate shall also state that the Common Shares to be sold to that date have been duly and validly authorized by the Fund and that all action required to be taken for the authorization, issuance and sale of the Common Shares has been validly and sufficiently taken.

         (g) At the Commencement Date and on each Closing Date, the Fund shall have furnished to the Underwriter such appropriate further information, certificates and documents as the Underwriter may reasonably request.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter. The Fund will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.

         6.       Indemnification and Contribution.

         (a) Each of the Fund and the Investment Adviser, jointly and severally, agrees to indemnify and hold harmless the Underwriter, each Selected Dealer, the directors, officers, employees and agents of the Underwriter and each Selected Dealer and each person, if any, who controls the Underwriter and each Selected Dealer within the meaning of Section 15 of the 1933

Act or Section 20 of the Exchange Act (collectively the "Underwriter Indemnified Persons"), from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Underwriter Indemnified Persons may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Fund or the Investment Adviser or based on written information furnished by or on behalf of the Fund or the Investment Adviser filed in any jurisdiction in order to qualify the Common Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage (1) arises from the sale of the Common Shares pursuant to this Agreement and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Fund by the Underwriter expressly for inclusion in any document described in clause (a)(i) above, or (2) is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or negligence of the Underwriter or any Selected Dealer or the breach by the Underwriter or any Selected Dealer of its duties and obligations hereunder. This indemnity agreement will be in addition to any liability that the Fund or Investment Adviser might otherwise have.

         (b) The Underwriter agrees to indemnify and hold harmless the Fund, the Investment Adviser, each person, if any, who controls the Fund, or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, each director of the Fund, and the Investment Adviser and each officer, employee and agent to the same extent as the foregoing indemnity from the Fund and the Investment Adviser to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Fund by the Underwriter expressly for use in any document described in clause (a)(i) above. This indemnity will be in addition to any liability that the Underwriter might otherwise have; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the commissions received by the Underwriter hereunder.

         (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of such commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party, for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Fund, the Investment Adviser or the Underwriter (including the Underwriter Indemnified Persons), the Fund, the Investment Adviser, and the Underwriter will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Fund, or the Investment Adviser from persons other than the Underwriter, such as persons who control the Fund within the meaning of the 1933 Act, officers of the Fund who signed the Registration Statement and directors of the Fund, who also may be liable for contribution, or any contribution received by the Underwriter from persons other than the Fund or the Investment Adviser) to which the indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriter on the other. The relative benefits received by the Fund and the Investment Adviser, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total commissions received by the Underwriter from the sale of the Common Shares on behalf of the Fund. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Fund and the Investment Adviser, on the one hand, and the Underwriter, on the other, with respect to the action, statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or other conduct giving rise to liability, relates to information supplied by the Fund or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and the conduct of the parties. The Fund, the Investment Adviser, and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the 1933 Act, will have the same rights to contribution as that party, each officer, director, employee or agent of the Underwriter will have the same rights to contribution as the Underwriter, each officer, director, employee or agent of the Investment Adviser will have the same rights to contribution as that party and each officer, director employee or agent of the Fund Statement will have the same rights to contribution as the Fund, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         (e) For purposes of this Agreement, the Fund and the Investment Adviser agree that the only written information relating to the Underwriter furnished in writing to the Fund by the Underwriter expressly for inclusion in the preliminary prospectus, Registration Statement or Prospectus is the address of the Underwriter set forth in the second paragraph under the caption "Underwriting" and the identification of counsel to the Underwriter under the caption "Legal Matters" in the preliminary prospectus and Prospectus.

         7. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 6 and the representations and warranties of the Fund, the Investment Adviser and the Underwriter contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Fund, the Investment Adviser, or the Underwriter, as applicable, (ii) acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

         8.       Termination.

         (a) The Underwriter shall have the right by giving written notice as hereinafter specified at any time to terminate this Agreement if (i) any material adverse change, or any development that is reasonably expected to cause material adverse change, in the business, financial condition or results of operations of the Fund or the Investment Adviser has occurred which, in the judgment of such Underwriter, materially impairs the investment quality of the Common Shares, (ii) the Fund or the Investment Adviser shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Underwriter's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Common Shares on the CHX shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Underwriter, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Common Shares to be sold by the Underwriter on behalf of the Fund. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(i), Section 4(i), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

         (b) The Fund shall have the right, by giving thirty days advance written notice, to terminate this Agreement in its sole discretion. The Fund shall further have the right, by giving three days' written notice to the Underwriter, to terminate this Agreement in the event any action or proceeding shall be instituted or threatened against the Underwriter, either in any court of competent jurisdiction, before the Commission, the NASD or any state securities administrator concerning its activities as a broker or dealer that would prevent the Underwriter from acting as such, or if a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Underwriter's assets is filed or if the Underwriter makes an assignment for the benefit of its creditors. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(i), Section 4(i), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

         (c) In addition to its rights under Section 8(a), the Underwriter shall have the right, by giving thirty days advance written notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(i), Section 4(i), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

         (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(i), Section 4(i), Section 6 and Section 7 shall remain in full force and effect.

         (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Underwriter or the Fund, as the case may be.

         9. Notices. All notices or communications hereunder shall be in writing and if sent to the Underwriter shall be mailed, delivered, telexed or telecopied and confirmed to the Underwriter at Broker Dealer Financial Services Corp., 8800 NW 62nd Avenue, P.O. Box 6240, Johnston, Iowa 50131-6240, facsimile no. (515) 286-2972, attention: E.B. Wright, or if sent to the Fund or the Investment Adviser, shall be mailed, delivered, telexed or telecopied and confirmed to the Fund or the Investment Adviser at 711 West Thirteen Mile Road, Madison Heights, MI 48071, facsimile no. (248)583-4880, attention: Kenneth S. Janke. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         10. Parties. This Agreement shall inure to the benefit of and be binding upon the Fund, the Investment Adviser, and the Underwriter (including, with respect to Section 6, the Underwriter Indemnified Persons) and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

         11. Adjustments for Stock Splits, Etc. The parties acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount and the Sales Price) shall be adjusted to take into account any stock split effected or stock dividend with respect to the Common Shares.

         12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         13. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF IOWA WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. Business Days. For purposes of this Agreement, a "business day" shall refer to any day on which the Investment Adviser and the New York Stock Exchange are open for business and the Fedwire service of the Federal Reserve Board is operational.

         If the foregoing correctly sets forth the understanding between the Fund, the Investment Adviser, and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Investment Adviser, and the Underwriter.

                                        Very truly yours,


                                        NAIC GROWTH FUND, INC.


                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________


                                        GROWTH FUND ADVISOR, INC.


                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________


ACCEPTED as of the date first above written
BROKER DEALER FINANCIAL SERVICES CORP.


         By:________________________
         Name:_____________________
         Title:______________________

                                    EXHIBIT A
                        Form of Selected Dealer Agreement

                                    EXHIBIT B
                         Form of Subscription Agreement